Exhibit 23.2



                         Consent of Independent Auditors


         We consent to the reference to our firm under the heading "Experts" in the Registration Statement on Form S-1 and related Prospectus of New Peoples Bankshares, Inc. covering 1,200,000 shares of its common stock and to the use of our report dated January 25, 2002, with respect to the consolidated financial statements of New Peoples Bankshares, Inc. included therein.

                                       /s/ S.B. Hoover & Company, L.L.P.

Harrisonburg, Virginia
September 27, 2002